Exhibit 10.10.2.3

LIMITED WAIVER AGREEMENT

THIS LIMITED WAIVER AGREEMENT (this “Waiver”), dated as of May 14, 2009, is made among (i) BUILDING MATERIALS HOLDING CORPORATION, a Delaware corporation (“Holdings”), as borrower, (ii) BMC WEST CORPORATION, a Delaware corporation (the “Company”), and certain other affiliates of Holdings, as guarantors, (iii) the Lenders party to the Credit Agreement referenced below, and (iv) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as the L/C Issuer, the Swingline Lender and the administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

A.           WHEREAS, Holdings, the Company and the other Guarantors, the Lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement, dated as of November 10, 2006, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of February 29, 2008, and that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of September 30, 2008 (as so amended and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.           WHEREAS, by written notice dated April 6, 2009 (the “Notice Letter”), Holdings notified the Administrative Agent of certain potential or actual Defaults under the Credit Agreement as more specifically described in such Notice Letter, a copy of which is attached hereto as Exhibit A (such Defaults specified in the Notice Letter, the “Specified Defaults”).

C.           WHEREAS, as a result of such Specified Defaults, (i) Holdings may be unable to request additional Credit Extensions under the Credit Agreement, inasmuch as Holdings may be unable to satisfy the conditions precedent to such Credit Extensions under Section 5.03 of the Credit Agreement, and (ii) Holdings may be unable to dispose of assets as may otherwise be permitted under Section 8.02(h) of the Credit Agreement, inasmuch as clause (i) of such Section 8.02(h) requires that at the time of any such disposition no Event of Default shall exist.

D.           WHEREAS, pursuant to the terms and conditions of that certain Limited Waiver Agreement dated as of April 13, 2009 (the “Limited Waiver Agreement”), the Majority Lenders agreed to a limited waiver until June 1, 2009, of, among other things, (i) the conditions precedent to additional Credit Extensions set forth in Sections 5.03(b), 5.03(c) and 5.03(d) of the Credit Agreement, so that, subject to availability under the Borrowing Base, Holdings may continue to have access to Revolving Loans of up to a maximum aggregate principal amount of $20,000,000, notwithstanding the existence of the Specified Defaults, (ii) the requirement under clause (i) of Section 8.02(h) of the Credit Agreement that no Event of Default shall exist at the time of any disposition otherwise permitted under such Section 8.02(h) so that Holdings may continue to pursue asset sales, notwithstanding the existence of the Specified Defaults, the proceeds of which shall be applied to prepay the Term B Loans in accordance with Section 2.08(a)(iii) of the Credit Agreement, and (iii) the requirement under Section 8.19(b) of the Credit Agreement that Holdings shall have certain minimum EBITDA from Continuing Operations for the months ended or ending February 28, 2009, March 31, 2009, April 30, 2009, and May 31, 2009.

EXECUTION VERSION

E.           WHEREAS, in order to allow further discussions with the Administrative Agent and the Lenders with respect to the Specified Defaults, Holdings has asked that the Waiver Termination Date be extended to June 29, 2009.

F.           WHEREAS, the Majority Lenders have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1    Definitions; Interpretation.

(a)           Terms Defined in Credit Agreement.  All capitalized terms used in this Waiver (including in the preamble and recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b)           Interpretation.  The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Waiver and are incorporated herein by this reference.

SECTION 2    Limited Waiver.

(a)           Waiver.  Subject to the terms and conditions of this Waiver, the Majority Lenders hereby temporarily waive (i) the requirements of Section 7.01(a) of the Credit Agreement with respect to the audited consolidated financial statements of Holdings and its Subsidiaries as at December 31, 2008, insofar as such Section requires that such financial statements be accompanied by an audit report and opinion that is not subject to any “going concern” or like qualification or exception, (ii) the requirements of Sections 7.01(d) and 7.02(b) of the Credit Agreement to deliver by the dates specified in such Sections certain updated business plans, financial forecasts and projections of Holdings, (iii) the requirements of Section 8.02(h)(i) of the Credit Agreement, (iv) the requirements of Section 8.19(b) of the Credit Agreement for the month ended February 28, 2009, the month ended March 31, 2009, the month ended April 30, 2009, and the month ending May 31, 2009, (v) the requirements of Sections 5.03(b), 5.03(c) and 5.03(d) of the Credit Agreement with respect to additional Revolving Loans requested by Holdings on or after the Effective Date (as defined in Section 3 below), (vi) the certifications required under paragraphs (a), (b) and (c) of any Notice of Borrowing with respect to additional Revolving Loans requested by Holdings on or after the Effective Date (as defined in Section 3 below), in the case of each of the preceding clauses (i), (ii), (iii), (iv), (v) and (vi), insofar as such requirements or certifications cannot be satisfied due solely to the occurrence of the Specified Defaults, and (vii) the right to exercise default remedies pursuant to the Loan Documents or applicable law arising solely as a result of the existence of the Specified Defaults; provided, that (1) such temporary waiver shall terminate on the earlier to occur of (A) the occurrence of an Event of Default (other than the Specified Defaults) and (B) 5:00 p.m. (Pacific time) on June 29, 2009 (the earliest to occur of (A) and (B), the “Waiver Termination Date”), (2) the Effective Amount of all Revolving Loans shall not exceed $20,000,000 in the aggregate at any time outstanding, subject to availability under the Borrowing Base, and (3) Holdings shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditures in excess of, on a consolidated basis, $100,000 from and after the Effective Date through the Waiver Termination Date.

2

(b)           References Within Credit Agreement.  Each reference in the Credit Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Credit Agreement as supplemented by this Waiver.

SECTION 3    Conditions of Effectiveness.  The effectiveness of Section 2 of this Waiver shall be subject to the satisfaction of each of the following conditions precedent (the date on which such conditions are satisfied, the “Effective Date”):

(a)           Execution.  The Administrative Agent shall have received (i) from Holdings, the Company and each other Guarantor a duly executed original of this Waiver (or, if elected by the Administrative Agent, a facsimile or PDF copy of such executed Waiver), and (ii) from the Majority Lenders duly executed original written consents to this Waiver (or, if elected by the Administrative Agent, facsimile or PDF copies of such executed consents) authorizing the Administrative Agent to execute and deliver this Waiver on the Majority Lenders’ behalf.

(b)           Fees and Expenses.  Holdings shall have paid (i) the Waiver Fee referenced below, and (ii) all invoiced costs and expenses then due in accordance with Section 8(d) of this Waiver.

(c)           Additional Closing Documents and Actions.  The Administrative Agent shall have received the following, in form and substance satisfactory to it: a certificate of a Responsible Officer of Holdings and the Company, stating that (i) the representations and warranties contained in Section 4 of this Waiver are true and correct on and as of the Effective Date, and (ii) on and as of the Effective Date, no Default shall have occurred and be continuing other than the Specified Defaults.

(d)           Representations and Warranties; No Default.  On the Effective Date (i) the representations and warranties contained in Section 4 of this Waiver shall be true and correct on and as of the Effective Date as though made on and as of such date; and (ii) no Default shall have occurred and be continuing other than the Specified Defaults.

(e)           Additional Documents.  The Administrative Agent shall have received, in form and substance satisfactory to it, such additional approvals, opinions, documents and other information as the Administrative Agent or the Majority Lenders (through the Administrative Agent) may reasonably request.

SECTION 4    Representations and Warranties.  To induce the Lenders to enter into this Waiver, Holdings, the Company and each other Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that all representations and warranties made by each such Person in Article VI of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof, except for any inaccuracy of the representations and warranties in Section 6.06 or Section 6.11(b) of the Credit Agreement resulting from the existence of the Specified Defaults.  For the purposes of this Section 4, (i) each reference in Article VI of the Credit Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Article, shall mean and be a reference to the Credit Agreement as supplemented by this Waiver, and each reference in such Article to “the Loan Documents” shall mean and be a reference to the Loan Documents as supplemented as contemplated hereby, (ii) Section 6.11 of the Credit Agreement shall be deemed instead to refer to the last day of the most recent fiscal quarter and fiscal year for which financial statements have then been delivered, and (iii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true and correct as of such earlier date).

3

SECTION 5    Waiver Fee.  Holdings shall pay to Administrative Agent, for the account of each Lender that approves this Waiver, a waiver fee in the amount of (x) 10 basis points multiplied by (y) (1) the Revolving Commitment plus (2) the outstanding principal amount of Term B Loans of each such Lender that approves this Waiver (the “Waiver Fee”), measured as of the Effective Date.  Such Waiver Fee shall be fully earned on the Effective Date and shall be paid only to those Lenders that approve this Waiver by returning to the Administrative Agent a written consent to this Waiver by no later than 5:00 p.m. New York time on May 14, 2009.

SECTION 6    Reaffirmation of Liens and Guarantees.

(a)           Each Loan Party hereby reaffirms that the Liens granted to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, under the Security Agreement and the other Collateral Documents remain in full force and effect and constitute, and shall constitute on and after the Effective Date, valid and perfected Liens on the Collateral (subject only to Permitted Liens) to secure the Secured Obligations.  As used herein, “Secured Parties” and “Secured Obligations” shall have the meanings given to such terms in the Security Agreement.

(b)           Each of the undersigned Guarantors, in its capacity as a Guarantor, does hereby consent to this Waiver and to the documents and agreements referred to herein, and nothing herein shall in any way limit any of the terms or provisions of the Guaranty of such Guarantor or the Collateral Documents executed by such Guarantor or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified and affirmed in all respects.

SECTION 7    Release.

(a)           Holdings and each other Loan Party hereby absolutely and unconditionally waives, releases, remises and forever discharges the Administrative Agent and the Lenders, and any and all of their respective participants, members, related funds, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, suits, investigations, proceedings, demands, obligations, liabilities, damages, losses, costs, expenses, or causes of action of any kind, nature or description, whether based in law, equity, contract, tort, implied or express warranty, strict liability, criminal or civil statute, common law, or under any state or federal law or otherwise, of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, matured or unmatured, known or unknown, in each case, which Holdings or such other Loan Party has had, now has, or has made claim to have against any such Released Party for or by reason of any act, omission, matter, cause or thing whatsoever which relates, directly or indirectly to the Credit Agreement or any other Loan Document, provided, however, that the foregoing shall not effect or otherwise constitute a release of any duties or obligations set forth in this Waiver, the Credit Agreement or the other Loan Documents.  It is the intention of Holdings and each other Loan Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California (or any comparable provision of any other applicable law), which provides:

4

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Holdings and each other Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Holdings and each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b)           Holdings and each other Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Person pursuant to the above release.  Holdings and each other Loan Party further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Administrative Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents.  If Holdings or any other Loan Party or any of its successors, assigns or other legal representations violates the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.

SECTION 8    Miscellaneous.

(a)           Notice.  Subject to Section 11.07 of the Credit Agreement, the Administrative Agent shall notify Holdings, the Company and the Lenders of the occurrence of the Effective Date and promptly thereafter distribute to Holdings, the Company and the Lenders copies of all documents delivered under Section 3 of this Waiver.

5

(b)           Credit Agreement Otherwise Not Affected.  Except as expressly waived pursuant hereto, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  The Lenders’ and the Administrative Agent’s execution and delivery of, or acceptance of, this Waiver and any other documents and instruments in connection herewith (collectively, the “Waiver Documents”) shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(c)           No Reliance.  Each of Holdings, the Company and each other Guarantor hereby acknowledges and confirms to the Administrative Agent and the Lenders that it is executing this Waiver and the other Waiver Documents on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(d)           Costs and Expenses.  Holdings agrees to pay to the Administrative Agent on demand the reasonable out-of-pocket costs and expenses of the Administrative Agent, and the reasonable fees and disbursements of counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Waiver and any other documents to be delivered in connection herewith.

(e)           Binding Effect.  This Waiver shall be binding upon, inure to the benefit of and be enforceable by Holdings, the Company and each other Guarantor, the Administrative Agent and each Lender and their respective successors and assigns.

(f)           Governing Law.  THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

(g)           Complete Agreement; Amendments.  This Waiver, together with the other Waiver Documents and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein.  This Waiver supersedes all prior commitments, drafts, communications, discussion and understandings, oral or written, with respect thereto.  This Waiver may not be modified, amended or otherwise altered except in accordance with the terms of Section 11.01 of the Credit Agreement.

(h)           Severability. Whenever possible, each provision of this Waiver shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Waiver shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Waiver, or the validity or effectiveness of such provision in any other jurisdiction.

6

(i)           Counterparts.  This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

(j)           Loan Documents.  This Waiver and the other Waiver Documents shall constitute Loan Documents.

(k)          Reservation of Rights.  The Administrative Agent and the Lenders continue to evaluate their response to the Specified Defaults, and, except as specifically set forth in Section 2 above, nothing contained in this Waiver is intended to or shall be construed as a waiver or forbearance of any of the rights, remedies, and powers of the Administrative Agent or any Lender or against the Borrower, any Guarantor or the Collateral, or a waiver of any Defaults or Events of Default, whether specified herein or otherwise, as an agreement to continue to make Credit Extensions to the Borrower under the Credit Agreement except as specifically set forth in Section 2 above, or a consent to any departure by the Borrower or any Guarantor from the express provisions of the Credit Agreement and the other Loan Documents.  The Administrative Agent and each Lender hereby expressly reserves all of its remedies, powers, rights and privileges under the Credit Agreement and the other Loan Documents, at law (including under the Uniform Commercial Code), in equity or otherwise.  Please be advised that neither the Administrative Agent nor the Lenders has any obligation to forbear from enforcing its rights and remedies with respect to any Default or Event of Default, other than in respect of the Specified Defaults (but then only until the Waiver Termination Date).  Any forbearance must be in writing and agreed to by the Administrative Agent and the requisite Lenders.

[Signature Pages Follow]

7

IN WITNESS WHEREOF, the parties hereto have duly executed this Waiver, as of the date first above written.

THE BORROWER

BUILDING MATERIALS HOLDING CORPORATION

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President & Chief Financial Officer

THE GUARANTORS

BMC WEST CORPORATION

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President & Chief Financial Officer

SELECTBUILD CONSTRUCTION, INC.

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President & Chief Financial Officer

SELECTBUILD NORTHERN CALIFORNIA, INC.

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

SELECTBUILD DISTRIBUTION, INC.

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

[SIGNATURE PAGE 1 TO MAY 2009 LIMITED WAIVER AGREEMENT]

C CONSTRUCTION, INC.

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

TWF CONSTRUCTION, INC.

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

H.N.R. FRAMING SYSTEMS INC.

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

SELECTBUILD, L.P.

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

SELECTBUILD SOUTHERN CALIFORNIA, INC.

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

SELECTBUILD NEVADA, INC.

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

[SIGNATURE PAGE 2 TO MAY 2009 LIMITED WAIVER AGREEMENT]

SELECTBUILD ARIZONA, LLC

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

SELECTBUILD MID-ATLANTIC, LLC

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

SELECTBUILD FLORIDA, LLC

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

SELECTBUILD TRIM, LLC

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

KBI STUCCO, INC.

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

[SIGNATURE PAGE 3 TO MAY 2009 LIMITED WAIVER AGREEMENT]

KBI WINDOWS, INC.

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

A-1 BUILDING COMPONENTS, LLC

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

SELECTBUILD MECHANICAL, LLC

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

SELECTBUILD ILLINOIS, LLC

By	/s/ William M Smartt
Name: William M Smartt
Title: Senior Vice President

ILLINOIS FRAMING, INC.

By	/s/ PAUL S. STREET
Name: PAUL S. STREET
Title: Sr. Vice President, Cheif Administrative Officer
General Counsel and Corporate Secretary

[SIGNATURE PAGE 4 TO MAY 2009 LIMITED WAIVER AGREEMENT]

THE ADMINISTRATIVE AGENT

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By
Name:
Title:

[SIGNATURE PAGE 5 TO MAY 2009 LIMITED WAIVER AGREEMENT]

EXHIBIT A

Notice Letter

[Please see attached]

April 6, 2009

Mr. Seth Moldoff
Senior Vice President
Wells Fargo Bank
333 Market Street, 3rd Floor
MAC A0109-030
San Francisco, CA 94105
Fax: (415) 371 3007

Via Fax and Messenger Delivery

Re: SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as amended to date, the "**Credit Agreement**"; capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement) entered into as of November 10, 2006, by and among (i) BUILDING MATERIALS HOLDING CORPORATION ("**Holdings**"), as borrower, (ii) BMC WEST CORPORATION (the "**Company**"), and certain other affiliates of Holdings, as guarantors, (iii) the several financial institutions from time to time party to the Credit Agreement (individually, a "**Lender**" and, collectively, the "**Lenders**"), (iv) WELLS FARGO BANK, NATIONAL ASSOCIATION ("**Wells Fargo**"), as the L/C Issuer, the Swingline Lender, the administrative agent for the Lenders (in such capacity, the "**Administrative Agent**")

Dear Mr. Moldoff:

Reference is made to (i) the above referenced Credit Agreement and (ii) the Limited Waiver Agreement dated as of March 11, 2009 (the "**Waiver Agreement**") among Holdings, Company, the Lenders party thereto and the Administrative Agent. As anticipated by the Waiver Agreement, Holdings was not in compliance with Section 8.19(b) of the Credit Agreement for the period ended February 28, 2009. In recognition of the fact that the pending negotiations with the Lenders to amend the Credit Agreement are ongoing and are unlikely to be finalized prior to April 15, 2009 (the date the waiver period set forth in the Waiver Agreement terminates), we would propose an extension of the waiver period for an incremental 45 days during which period the $20,000,000 in aggregate principal amount of additional Credit Extensions contemplated by the Waiver Agreement would continue to be made available to Holdings. We would further note, in connection with the incremental documentation giving effect to the extension of the waiver period, that we anticipate that Holdings may not be in compliance with (1) Section 8.19(b) of the Credit Agreement for the periods ended March 31, 2009, April 30, 2009 and May 30, 2009, (2) Section 7.01(a) of the Credit Agreement insofar as the audit report and opinion for the fiscal year ended December 31, 2008 may be qualified by a 'going concern' or like qualification or exception and (3) Sections 7.01(d) and 7.02(b) with respect to the fixed dates by which updated business plans, financial forecasts and projections of Holdings are required to be delivered.

Very truly yours,

BUILDING MATERIALS HOLDING CORPORATION

By: [signature]
Name: William M. Smartt
Title: Senior Vice President and Chief Financial Officer